Citibank, N.A. 333 West 34th Street, 2nd Floor New York, NY 10001

Exhibit 10.18

CONFIRMATION

Date:	August 13, 2003

To:	Gold Bank Corporation, Inc. ("Counterparty")

Attention:	Rick Tremblay, Chief Financial Officer
Phone No.:	913-323-7703
Facsimile No:	913-451-8004

From:	Citibank, N.A. New York ("Citibank")

Telefax No.:	212-615-8985

Transaction Reference Number: 35685

The purpose of this communication is to set forth the terms and conditions of the above-referenced transaction entered into on the Trade Date specified below (the "Transaction") between Citibank, N.A., New York ("Citibank") and Gold Bank Corporation, Inc. (" Counterparty"). This communication constitutes a "Confirmation" as referred to in the Agreement specified below.

The definitions and provisions contained in the 2000 ISDA Definitions (the `Definitions`) (as published by the International Swaps and Derivatives Association, Inc.) are incorporated into this Confirmation. References herein to a `Transaction` shall be deemed to be references to a `Swap Transaction` for the purposes of the Definitions.

This Confirmation supplements, forms a part of, and is subject to, the ISDA Master Agreement dated as of August 14, 2002, as amended and supplemented from time to time (the `Master Agreement`), between Counterparty and Citibank. All provisions contained in the Master Agreement govern this Confirmation except as expressly modified below. In the event of any inconsistency between this Confirmation and the Definitions or the Master Agreement, this Confirmation will govern.

Each party will make each payment specified in this Confirmation as being payable by it, not later than the due date for value on that date in the place of the account specified below or otherwise specified in writing, in freely transferable funds and in the manner customary for payments in the required currency (as specified in section 4).

2.     The terms of the particular Transaction to which this Confirmation relates are as follows:

Transaction I

Notional Amount:	USD 30,000,000.00

Trade Date:	August 13, 2003

Trade Date: August 13, 2003 Reference: 35685 Page 1 of 9

Citibank, N.A. 333 West 34th Street, 2nd Floor New York, NY 10001

Effective Date:	August 15, 2003

Termination Date:	May 2, 2011, subject to adjustment in accordance with the Modified Following Business Day Convention.

Fixed Amounts:

Fixed Rate Payer:	Citibank

Fixed Rate Payer Payment Dates:
Monthly, on the 1st day of each month in each year, commencing September 1, 2003 to and including the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention

Fixed Rate:	4.74 percent

Fixed Rate Day Count Fraction:	Actual/360

Floating Amounts:

Floating Rate Payer:	Counterparty

Floating Rate Payer Payment Dates:
Monthly, on the 1st day of each month in each year, commencing September 1, 2003 to and including the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention

Floating Rate for initial Calculation Period:	To be determined two London Banking Days prior to the Effective Date.

Floating Rate Option:	USD-LIBOR-BBA

Designated Maturity for the Calculation Periods from and including the Effective Date up to but excluding May 1, 2011:	1 Month

Designated Maturity for the Calculation Periods from and including May 1, 2011 to and including the Termination Date:	Linear Interpolation

Trade Date: August 13, 2003 Reference: 35685 Page 2 of 9

Citibank, N.A. 333 West 34th Street, 2nd Floor New York, NY 10001

Spread:	Plus 1.54 percent

Floating Rate Payer Day Count Fraction:	Actual/360

Reset Dates:	The first day of each Floating Rate Payer Calculation Period

Compounding:	Inapplicable

Business Days:	New York

Calculation Agent:	Citibank, N.A. New York, or as stated per the Master Agreement

2. The Transaction to which this Confirmation relates is a Swaption, the terms of which are as follows:

Transaction II

Trade Date:	August 13, 2003

Option Style:	Bermudan

Seller :	Citibank

Buyer :	Counterparty

Exercise Business Days:	New York

Procedure for Exercise

Bermudan Option Exercise
Dates:	The day that is two (2) Exercise Business Days preceding each 2 nd day of February, May, August and November from and including the Commencement Date up to but excluding the Expiration Date.

Commencement Date:	May 2, 2004, subject to adjustment in accordance with the Modified Following Business Day Convention.

Exercise Dates:	The Optional Early Termination Date.

Trade Date: August 13, 2003 Reference: 35685 Page 3 of 9

Citibank, N.A. 333 West 34th Street, 2nd Floor New York, NY 10001

Expiration Date:	May 2, 2011, subject to adjustment in accordance with the Modified Following Business Day Convention.

Expiration Time:	12:00 noon New York time

Partial Exercise:	Inapplicable

Automatic Exercise:	Inapplicable

Settlement Terms

Settlement:	Physical

The particular terms of the Underlying Swap Transaction to which the Swaption relates are as follows:

Notional Amount:	USD 30,000,000.00

Trade Date:	August 13, 2003

Effective Date:	May 3, 2004

Termination Date:	May 2, 2011, subject to adjustment in accordance with the Modified Following Business Day Convention.

Fixed Amounts:

Fixed Rate Payer:	Counterparty

Fixed Rate Payer Payment Dates:
Monthly, on the 1 st day of each month in each year, commencing June 1, 2004 to and including the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention

Fixed Rate:	4.74 percent

Fixed Rate Day Count Fraction:	Actual/360

Floating Amounts:

Floating Rate Payer:	Citibank

Trade Date: August 13, 2003 Reference: 35685 Page 4 of 9

Citibank, N.A. 333 West 34th Street, 2nd Floor New York, NY 10001

Floating Rate Payer Payment Dates:
Monthly, on the 1 st day of each month in each year, commencing June 1, 2004 to and including the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention

Floating Rate for initial Calculation Period:	To be determined two London Banking Days prior to the Effective Date.

Floating Rate Option:	USD-LIBOR-BBA

Designated Maturity for the Calculation Periods from and including the Effective Date up to but excluding June 1, 2004:	Linear Interpolation

Designated Maturity for the Calculation Periods from and including June 1, 2004 up to but excluding May 1, 2011:Designated Maturity for the Calculation Periods from and including May 1, 2011 to and including the Termination Date:
1 MonthLinear Interpolation

Floating Rate Payer Day Count Fraction:	Actual/360

Reset Dates:	The first day of each Floating Rate Payer Calculation Period

Compounding:	Inapplicable

Business Days:	New York

Calculation Agent:	Citibank, N.A. New York, or as stated per the Master Agreement

Trade Date: August 13, 2003 Reference: 35685 Page 5 of 9

Citibank, N.A. 333 West 34th Street, 2nd Floor New York, NY 10001

3. Cash Settlement Provision (unwind procedure):

Provided that no Event of Default or event with which the giving of notice or the lapse of time, or both, would constitute such an Event of Default shall have occurred and be continuing, and provided that no Early Termination Date has been designated with respect to any Transaction, Counterparty may require either or both such Transactions to be terminated and the remaining payment obligations under such Transaction to be settled and discharged on any Business Day, subject to adjustment in accordance with the Modified Following Business Day Convention (the "Cash Settlement Date") by telephonic notice to the other party at approximately 11:00 a.m., New York time, on the day that is five Business Days prior to the Cash Settlement Date. If such notice is given, an amount (the "Cash Settlement Amount") shall be calculated as provided below on the day that is two Business Days prior to the Cash Settlement Date (the "Cash Settlement Determination Date"), and the remaining payment obligations of each party under such Transaction shall be settled and discharged by payment of the Cash Settlement Amount on the Cash Settlement Date.
"Cash Settlement Amount" means: (1) an amount agreed for that purpose by the parties at approximately 11:00 a.m., New York time, on the Cash Settlement Determination Date or at such other time as the parties may agree for such purpose (in either case, the "Determination Time"), or (2) if such an agreement cannot be reached, the amount which would be payable if (a) the Cash Settlement Date was an Early Termination Date (provided that the Cash Settlement Amount shall be determined at the Determination Time and paid for value on the Cash Settlement Date), (b) such Transaction was the only Terminated Transaction, (c) the Termination Currency was U.S. Dollars, and (d) the amount due in respect of such Early Termination Date was calculated in accordance with Section 6(e)(ii)(2)(A) of the Agreement; provided, however, that notwithstanding any contrary provision of the definitions of "Settlement Amount" or "Market Quotation" or any other provision of the Agreement, quotations shall be solicited from five leading dealers in the U.S. Dollar interest rate swap market which would qualify as "Reference Market-makers" if selected for that purpose by either party (the "Selected Dealers"), each of the Selected Dealers shall be instructed to provide quotations of the market value of such Transaction and the parties shall obtain such quotations in concert or as agreed between themselves at the Determination Time.
A Cash Settlement Amount which is agreed upon by the parties shall be paid by the party designated in such agreement. A Cash Settlement Amount calculated in accordance with Section 6(e)(ii)(2)(A) of the Agreement shall be paid by the party which would be designated as the payer of such an amount under the Agreement. Upon payment of the Cash Settlement Amount payable on the Cash Settlement Date, this Transaction shall terminate and neither party shall have any further rights or obligations hereunder.

4. Netting of Payments

All payments in both transactions will be netted so only one payment will be delivered per payment period.

Trade Date: August 13, 2003 Reference: 35685 Page 6 of 9

Citibank, N.A. 333 West 34th Street, 2nd Floor New York, NY 10001

5. Credit Provisions

All provisions contained in the Credit Support Annex dated August 14, 2002 will govern this Confirmation except as expressly modified below:

a) ‘Counterparty’ as Party B as defined in the Credit Support Annex shall post an Independent Amount equal to 2% of Floating Rate Payer notional amount.
b) Gold Bank, a Kansas State chartered bank, remains well capitalized according to regulatory guidelines or Citibank has the right to terminate the Transaction or request additional collateral

c) Gold Bank, a Kansas State chartered bank remains directly or indirectly wholly-owned by the Counterparty or Citibank has the right to terminate the Transaction or request additional collateral.

d) There is a mutual puts on 8/15/08 as specified in section 6 below. If exercised then both transactions are terminated.

6.      Optional Early Termination :

Optional Early Termination:	Applicable

Option Style:	European

Exercise Business Days:	New York and London

Procedure for Exercise:

Expiration Date:	Five Exercise Business Days preceding the Cash Settlement Payment Date

Earliest Exercise Time:	9:00 a.m. New York time

Expiration Time:	11:00 a.m. New York time

Settlement Terms:

Cash Settlement:	Applicable

Cash Settlement Valuation Time:	11:00 a.m. New York time

Cash Settlement Valuation Date:	Two Valuation Business Days preceding the Cash Settlement Payment Date.

Valuation Business Days:	New York and London

Trade Date: August 13, 2003 Reference: 35685 Page 7 of 9

Citibank, N.A. 333 West 34th Street, 2nd Floor New York, NY 10001

Cash Settlement Payment Date:	August 13, 2008

Business Day Convention for
Cash Settlement Payment
Date:	Modified Following

Cash Settlement Method:	Cash Price

Cash Settlement Reference Banks:	Five leading dealers in the relevant swap market determined by the parties in good faith on the Exercise Date at the Expiration time

Quotation Rate:	Mid

7.      Account Details :

Payments to Citibank:	Account for payments:
Citibank, N.A. New York
ABA # 021000089
Account No. 00167679
Financial Futures
Reference Swap: 35685

Payments to Counterparty:	Account for payments:
Gold Banc-Leawood
ABA #: 101102315
Account No.: 1006450976
Gold Banc Corporation Inc.
Reference Swap 35685.

Trade Date: August 13, 2003 Reference: 35685 Page 8 of 9

Citibank, N.A. 333 West 34th Street, 2nd Floor New York, NY 10001

Counterparty hereby agrees (a) to check this Confirmation (Reference No.: 35685) carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing correctly sets forth the terms of the agreement between Citibank, N.A. New York and Counterparty with respect to the particular Transaction to which this Confirmation relates, by manually signing this Confirmation and providing the other information requested herein and immediately returning an executed copy to Facsimile No. 212-615-8985

Very truly yours,

CITIBANK, N.A. NEW YORK

By:

Agreed and Accepted By:

Gold Bank Corporation, Inc.

By:_________________________________

Name: Rick Tremblay

Title: Chief Financial Officer

Trade Date: August 13, 2003 Reference: 35685 Page 9 of 9